Exhibit 4(a)

PPL ELECTRIC UTILITIES CORPORATION

TO

JPMORGAN CHASE BANK, N.A.,
(formerly known as The Chase Manhattan Bank)
Trustee

_____________________________

Supplemental Indenture No. 6
Dated as of December 1, 2005

_____________________________

Supplemental to the Indenture
dated as of August 1, 2001

_____________________________

Establishing Terms of

Senior Secured Bonds, 4.95% Series due 2015 and
Senior Secured Bonds, 5.15% Series due 2020

Supplemental Indenture No. 6

SUPPLEMENTAL INDENTURE No. 6, dated as of the first day of December, 2005 made and entered into by and between PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania, whose address is Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the “Company”), and JPMORGAN CHASE BANK, N.A. (formerly known as The Chase Manhattan Bank), a national banking association, whose address is 4 New York Plaza, 15th Floor, New York, New York 10004 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of August 1, 2001 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 6 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereafter sometimes collectively called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

The Company has heretofore executed and delivered to the Trustee Supplemental Indentures for the purposes recited therein and for the purpose of creating series of securities as set forth in Schedule A hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish a seventh series of Securities, such series of Securities to be hereinafter sometimes called “Securities of the Seventh Series, and an eighth series of securities, such series of Securities to be hereinafter sometimes called the “Securities of the Eighth Series.”

As contemplated in Section 301 of the Original Indenture, the Company wishes further to establish the designation and certain terms of the Securities of the Seventh Series and the Securities of the Eighth Series. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 6 to establish the Securities of the Seventh Series and the Securities of the Eighth Series and the designation and certain terms thereof, and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 6 a valid agreement of the Company, and to make the Securities of the Seventh Series and the Securities of the Eighth Series valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 6 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities of the Seventh Series and the Securities of the Eighth Series by the Holders thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of the Seventh Series and the Securities of the Eighth Series, as follows:

ARTICLE ONE

Seventh and Eighth Series of Securities

SECTION 101.   (a) Securities of the Seventh Series. There is hereby created and established a series of Securities designated “Senior Secured Bonds, 4.95% Series due 2015,” which series shall constitute the seventh series of Securities issued under the Indenture. The Securities of the Seventh Series shall have the terms provided therefor in this Article One of this Supplemental Indenture No. 6, shall be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $100,000,000, and shall have such terms as are hereby established for such Securities of the Seventh Series as contemplated in Section 301 of the Original Indenture. The form or forms and additional terms of the Securities of the Seventh Series shall be established in an Officer’s Certificate of the Company, as contemplated by Section 301 of the Original Indenture.

(b) Securities of the Eighth Series. There is hereby created and established a series of Securities designated “Senior Secured Bonds, 5.15% Series due 2020,” which series shall constitute the eighth series of Securities issued under the Indenture. The Securities of the Eighth Series shall have the terms provided therefor in this Article One of this Supplemental Indenture No. 6, shall be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $100,000,000, and shall have such terms as are hereby established for such Securities of the Eighth Series as contemplated in Section 301 of the Original Indenture. The form or forms and additional terms of the Securities of the Eighth Series shall be established in an Officer’s Certificate of the Company, as contemplated by Section 301 of the Original Indenture.

SECTION 102.   Covenants.

So long as any Securities of the Seventh Series or Securities of the Eighth Series shall remain Outstanding, each of the following shall be an additional covenant of the Company under the Indenture:

(a)  After the date of the first authentication of Securities of the Seventh Series and Securities of the Eighth Series, the Company shall not issue additional Class A Bonds under the PPL 1945 Mortgage except for Class A Bonds (i) to replace mutilated, destroyed, lost or stolen Class A Bonds of the same series or to effect transfers, exchanges, or partial redemptions, payments or retirements of Class A Bonds; (ii) to be delivered to the Trustee under the Indenture; or (iii) to refund or refinance outstanding Class A Bonds.

(b)  The Securities of the Seventh Series and Securities of the Eighth Series shall have the benefit of the covenant of the Company contained in Section 707 of the Indenture.

(c)  The Company shall notify the Holders of the Securities of the Seventh Series and Securities of the Eighth Series of the discharge of the Lien of the Indenture pursuant to Section 1811 of the Original Indenture promptly after the recording of the instruments of discharge executed by the Trustee.

SECTION 103.   Release of Mortgaged Property.

So long as any Securities of the Seventh Series or Securities of the Eighth Series shall remain Outstanding, any Officer’s Certificate delivered pursuant to Section 1803(b) of the Original Indenture shall also state that (except in any case where a Governmental Authority has lawfully ordered the Company to divest itself of such property) such release is, in the judgment of the signers, desirable in the conduct of the business of the Company.

SECTION 104.   Satisfaction and Discharge. With respect to each of the Securities of the Seventh Series and the Securities of the Eighth Series, the Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of such series, or any portion of the principal amount thereof, as contemplated by Section 801 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 801 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(a)  an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 801), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 801; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b)  an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal and amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

SECTION 105.   Trustee to Hold Class A Bonds In New York. So long as any Securities of the Seventh Series or Securities of the Eighth Series remain Outstanding, the Trustee shall hold in the State of New York all Class A Bonds delivered to and to be held by it pursuant to Sections 1602 and 1701 of the Indenture; provided that the Trustee may hold such Class A Bonds in another jurisdiction if it receives an Opinion of Counsel to the effect that the perfection and priority of the security interest, if any, created by the last sentence of such Section 1701 will continue in such other jurisdiction and notifies the Company of such change in jurisdiction.

ARTICLE TWO

Miscellaneous Provisions

SECTION 201. This Supplemental Indenture No. 6 is a supplement to the Original Indenture. As supplemented by this Supplemental Indenture No. 6, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 6 shall together constitute the Indenture.

SECTION 202. The recitals contained in this Supplemental Indenture No. 6 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 6.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 6 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

PPL ELECTRIC UTILITIES CORPORATION

By:
Name: James E. Abel Title: Treasurer

Attest:

Assistant Secretary

JPMORGAN CHASE BANK, N.A.

By:
Name: Alfia Monastra Title: Vice President

Attest:

Assistant Vice President

COMMONWEALTH OF PENNSYLVANIA )
                                                                               ) ss.:
COUNTY OF LEHIGH    )

On this ___ day of December, 2005, before me, a notary public, the undersigned, personally appeared James E. Abel, who acknowledged himself to be the Treasurer of PPL ELECTRIC UTILITIES CORPORATION, a corporation of the Commonwealth of Pennsylvania and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

Notary Public

STATE OF NEW YORK  )
                                             ) ss.:
COUNTY OF NEW YORK )

On this ___ day of December, 2005, before me, a notary public, the undersigned, personally appeared Alfia Monastra, who acknowledged herself to be a Vice President of JPMORGAN CHASE BANK, N.A., a corporation and that she, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:
Notary Public

JPMorgan Chase Bank, N.A. hereby certifies that its precise name and address as Trustee hereunder are:

JPMorgan Chase Bank, N.A.
Worldwide Securities Services
4 New York Plaza, 15th Floor
New York, New York 10004

JPMORGAN CHASE BANK, N.A.

By:
Name: Alfia Monastra Title: Vice President

SCHEDULE A

Supplemental Indenture No.	Dated as of	Series	Series Designation	Principal Amount Authorized	Principal Amount Issued	Principal Amount Outstanding[1]
1	August 1, 2001	First	Senior Secured Bonds, 5 7/8% Series due 2007	$300,000,000	$300,000,000	$254,866,000
1	August 1, 2001	Second	Senior Secured Bonds, 6¼% Series due 2009	$500,000,000	$500,000,000	$485,785,000
2	February 1, 2003	Third	Senior Secured Bonds, 3.125% Pollution Control Series due 2008	$ 90,000,000	$ 90,000,000	$ 90,000,000
3	May 1, 2003	Fourth	Senior Secured Bonds, 4.30% Series due 2013	$100,000,000	$100,000,000	$100,000,000
4	February 1, 2005	Fifth	Senior Secured Bonds, 4.70% Pollution Control Series due 2029	$115,500,000	$115,500,000	$115,500,000
5	May 1, 2005	Sixth	Senior Secured Bonds, 4.75% Pollution Control Series due 2027	$108,250,000	$108,250,000	$108,250,000

1  As of December 20, 2005